/State of California Form/
	CONTRACTOR NUMBER         AM NO.
	RJD-99-701             (blank)

	TAXPAYER FEDERAL IDENTIFICATION NUMBER
	95-4255962
STATE OF CALIFORNIA, CALIFORNIA
STANDARD AGREEMENT - APPROVED BY THE ATTORNEY GENERAL
STD. 2 (REV. 5-91)CDC ELECTRONIC (1/94)


THIS AGREEMENT, made and entered into this 1st day of July 1999, in the State of California, by and between State of California, through its duly elected or appointed, qualified and acting

TITLE OF OFFICER FOR STATE		AGENCY
WARDEN						RICHARD J. DONOVAN CORRECTIONAL FACILTY
hereafter called the state and

CONTRACTORS NAME
QUANTUM ENVIRONMENTAL SOLUTIONS & TECHNOLOGY, INC., (QCAL, INC) hereafter called the Contractor

WITNESSETH: That the Contractor for and in consideration of the covenants, conditions, agreements, and stipulations of the State hereinafter expressed does hereby agree to furnish to the State services and materials as follows:
(Set forth service to be rendered by Contractor, amount to be paid Contractor, time for performance or completion, and attach plans and specifications, if any.)

The California Department of Corrections (CDC), Joint Venture Program (JVP), seeks to contract with privately owned businesses to produce goods or services; and

The "Prison Inmate Labor Initiative of 1990", Proposition 139, authorizes Adult Offenders (Adult Offenders [AOs] as used in this contract means anyone under the care, custody and control of CDC.) to manufacture, repair and assemble products for sale, or provide services pursuant to the contract with the public; and

The State's primary purpose of the JVP is to further the State's AO rehabilitation, provide vocational training under real work settings, develop job skills and qualify AOs for employment upon release from the institution; and

The Contractor wishes to participate in a contract with the State and is willing to provide personnel to train AOs and assist the State in establishing operations program at the institution indicated which can meet the objectives for AOs of the State.

The term of this contract is July 1, 1999 through June 30, 2002.

CONTINUED ON 32 SHEETS, EACH BEARING NAME OF CONTRACTOR AND CONTRACT NUMBER
===========================================================================

The provisions on the reverse side hereof constitute a part of this agreement.

IN WITNESS WHEREOF, This agreement has been executed by the parties hereto, upon the date first above written.


State of California	                        Contractor
--------------------------------------------------------------------------------
Agency	                                   CONTRACTOR (if other than an
Richard J. Donovan Correctional Facility 	individual, state whether a
                                         	corporation, parthership, etc.,)
                                         	QUANTUM ENVIRONMENTAL SOLUTIONS
                                         	& TECHNOLOGY, INC.
--------------------------------------------------------------------------------
By (Authorized Signature)                	By (Authorized Signature)
/S/ John Ratelle	                         /S/ Ehrenfried Liebich
--------------------------------------------------------------------------------
PRINTED NAME OF PERSON SIGNING            	PRINTED NAME OF PERSON SIGNING
JOHN RATELLE	                              EHRENFRIED LIEBICH, PRESIDENT
--------------------------------------------------------------------------------
TITLE	                                     ADDRESS
WARDEN	                                    14771 Myford Road, Building B
                                          	Tustin, CA 92780 (714) 508-1478
--------------------------------------------------------------------------------

STATE OF CALIFORNIA AND
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

Contractor agrees to enter into a cooperative venture with CDC, Richard
J. Donovan Correctional Facility, to manufacture, repair and assemble products for sale at the institution utilizing and hiring the services of AOs of CDC in accordance with the Scope of Services and the General Terms and Conditions stated in this contract.

The following are attached hereto and incorporated by reference into this contract:

Attachment A - Scope of Services
Attachment B - General Terms and Conditions
Exhibit I - Inmate-Employee Work Agreement
Exhibit 2 - Specifications of Inmate Appeal Procedures
Exhibit 3 - Disputes (Departmental Operations Manual - Contracts 22040)

The existing warehouse, approximately 10,000 square feet, is leased to the Contractor pursuant to Lease #L-1775 at the institution for the purpose of implementing this program, is hereafter called Premises.









	2



STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

	SCOPE OF SERVICES

1.	GENERAL

	A	Term and Renewal

The term of this contract shall commence on July 1, 1999 and terminate no later than June 30, 2002. This contract may be renewed in writing by mutual consent of both parties, and approved by the Department of General Services.

	B.	Training of Contractor Employees (non-AOs)

Selected Contractor employees shall receive a minimum of five (5) days training at and by the institution training staff. Training shall consist of those items necessary for employees to operate the industry within the institution in a consistent, secure and effective manner. Instructions shall include the policies and procedures of the institution. Ongoing training shall be provided and shall be scheduled as directed by the Warden.

	C.	Voluntary Work Agreement

This is a voluntary activity by AOs. If they choose to participate they will be required to sign an Inmate-Employee Work Agreement (Exhibit 1), authorizing
the disbursement of their wages, i.e., room 	and board, restitution, savings
account, and family support.

	D.	Hours of employment

Inmates will be paid only for actual hours worked or in training (hours to be negotiated). Inmates will work or be in training at least seven hours per day. AOs need not be paid for training if their work does not contribute directly to the production of goods or services for sale.



	3
STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)


	V.	Custody Costs

During normal working hours, custody costs are the responsibility of the institution. Under normal situations, if custody is available or budgeted for the area that the joint Venture is located, no cost will be billed to the Contractor. This includes overtime, weekend and holidays worked by AOs, provided the area is normally staffed.

If the Contractor requires custody staff during nine periods not normally covered by institutional custody staff, the Contractor may be charged for this custody cost at the discretion of the Warden.

	VI.	Work Schedule

Normal working hours of the AOs of the Contractor will be Monday through Friday, two shifts from 6:00 a.m. to 2:00 p.m. and 2:00 p.m. to 10:00 p.m. Any changes to these working hours must be approved by the Warden.

The State agrees to allow Contractor to work any weekend or holiday necessary with 72 hours prior notice given by the Contractor.

	Regular State Holidays:	January - 1st, and third Monday
						February - 12th and third Monday
						May - the last Monday
						July - 4th
						September - the first Monday
						October - the second Monday
						November - 11th, fourth Thursday and Friday
						December - 25th

When a holiday falls on a Sunday, the following Monday is observed as a holiday

Contractor will pick up and deliver AOs to and from work.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)


		VII.	Shipment Verification

Upon request, Contractor shall provide shipping document(s) to the State. Such documents shall indicate the description and quantity of items being shipped from the institution. Contractor shall abide by reasonable shipping provisions as mutually agreed to by the Warden and the Contractor. Institution will provide officer supervision for loading to process shipment in the most expeditious manner.

	II	CONTRACTOR RESPONSIBILITIES

		A.	Program Operation

Contractor agrees to establish and operate an industry of crumb rubber and rubber products manufacturing.

		B.	Employer

Contractor shall be considered the employer of all AOs employed in the program at the Premises, for all purposes under the laws of the State of California.

		C.	Contractor's Policies

Contractor shall provide the institution with a copy of all policies and procedures that relate to qualified and employed AOs.

		D.	Bond

Contractor will provide CDC with a guarantee of payment of all obligations to CDC, including projected AO wages and any payments due for rent and utilities in the amount of $10,000. Such guarantee will take the form of a certificate of deposit, issued by a federally insured bank or savings and loan authorized to do business in the State of California, payable to CDC for the appropriate amount. Such certificate must state that it is automatically renewable.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

	V.	Materials, Supplies, and Equipment

Contractor shall provide all raw materials, machinery aid equipment necessary
in the manufacturing of goods.   Supplies and equipment provided by the
Contractor shall remain and be at all times the property of the Contractor.

Contractor shall be responsible for its own equipment and raw material inventory.

	VI.	Time Keeping

Contractor will provide a time clock. Contractor shall complete and safeguard AO Work Incentive time keeping documentation according to CDC requirements.

	VII.	Wages of AOs

Contractor will pay AOs wages in accordance with Employment Development Department (EDD) guidelines as developed for this contract.

Contractor shall be responsible for all payroll functions and all tax and other legal deductions. Wage payments shall be made not less often than semimonthly in the name of California Department of Corrections for (inmate
name and CDC         Number), and delivered according to instructions provided
by CDC.    CDC will cause the appropriate portions of the wages of each AO to be distributed according to the requirements of JVP law and regulation.

	VIII.	Employee Benefits

Contractor shall be responsible for making employer contributions to Social Security, California State Unemployment, and appropriate State and Federal taxes. Disability Insurance (DI) is not deducted from AOs pay checks. The Contractor is not required to pay Federal Unemployment Tax Act (FUTA) tax.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

	IX.	Work Force

Contractor shall provide a non-inmate supervisor for the first 20 or fewer AOs employed. If the number of AOs exceeds 20, Contractor will provide additional non-inmate supervisors at a ratio of not less than one supervisor to 20 AOs.

Contractor shall employ a minimum of seven (7) full-time AO employees who have successfully completed training. Failure to comply with this section may result in the termination of this contract. This number may increase as business marketing dictates. Contractor plans to expand up to 40 full-time AOs, which shall be provided by State.

	II	Displacement

The Contractor agrees not to displace its non-inmate employees with inmate employees and that the Contractor's business will not result in the displacement of non-inmate workers performing the same work.

	II	Security Procedures

Contractor shall abide by all necessary security procedures as determined by the Warden of the institution. When the Warden deems it necessary for security of the institution and the safety of the AOs and staff, he/she may order a complete lock down of the institution which may cause the industry to cease operations. The Warden shall determine whether all or some AOs can continue to remain on the job for an extended amount of time during such a lock down and to facilitate return to work as soon as possible after the lock down ends.

Contractor shall be allowed with the consent of the Warden to have company employees (non-AOs) on the Premises during the lock down.

Contractor understands that institution security procedures are a matter of public and institution safety and take precedence over contractor's business
operations.      Institution security procedures may change frequently. The
State shall not be liable to contractor for any increased costs or damages or business disruption costs caused by any such security procedures.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)


	II	Safety Rules

State and Contractor shall ensure compliance with all federal, state and local health and safety laws and regulations. Periodic inspection by governmental agencies shall be conducted. Contractor will institute and adhere to all safety programs as required by the State.

III.    STATE RESPONSIBILITIES

	A.	Coordinator

The Warden or his/her designee is appointed as Program Coordinator during the term of this contract.

	B.	Evaluation

An evaluation of the Contractor's performance will be prepared by the Program Coordinator in accordance with Federal certification guidelines within 30 days after completion of the contract.

	C.	Maintenance

State shall maintain Premises in reasonable functional condition during the term of this Contract. Janitorial services will be provided by the Contractor.

	D.	Utilities

State shall provide the use of gas, electricity and water for the Contractor per Lease Agreement #L-1775. Contractor shall reimburse CDC the rate which will be equal to that paid by the State as provided in Lease #L-1775.

	E.	Providing Names of Eligible Adult Offenders

State shall provide the Contractor with a list of AOs who have met the pre-determined minimum qualifications as defined by the Contractor and the State.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

IV	MUTUAL RESPONSIBILITIES

	A.	Selection of AOs

Selection of AOs for this program shall be a joint responsibility of the State and Contractor. Final decision on employment of AOs shall remain with the Contractor. It is understood that selection of AOs into the program is a privilege, not a right.

	B.	Discipline

Discipline of the AOs is the responsibility of State. Contractor personnel shall report through established channels all acts of AOs contrary to law, regulations or Contractor rules, and assist State staff in determining
disciplinary action.    Furthermore, Contractor personnel shall cooperate with
State personnel in control of AOs in emergency situations only when under the direct supervision and guidance of custody staff.

	C.	Job Description

Contractor with the Program Coordinator and the Institutional Classification Committee shall draft minimum job requirements, minimum selection criteria, and job descriptions.

	D.	Hiring Process

The Program Coordinator or designee shall review all applications.

The Program Coordinator or designee shall forward a list of approved AO applicants to the Contractor who shall conduct interviews with those AOs applying for the positions.

An ongoing eligibility list shall be updated routinely and shall be provided by the Inmate Assignment Lieutenant.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

	E.	Adult Offender Performance

All AOs assigned and employed by the Contractor are expected to produce a normal day's work. In the event an AO malingers, refuses to work, loiters on the job or fails to accomplish a satisfactory daily output of work, or other unacceptable conduct, and continues to do so after a reasonable and realistic cooperative effort by both contracting parties to salvage the AO for this program through counseling or minor disciplinary procedures to produce proper work habits, the AO shall be dismissed from employment by Contractor and/or State.

If an AO's behavior becomes disruptive to daily operation, AO will no longer be eligible to participate in this program. This decision can be made by Contractor.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

GENERAL TERMS AND CONDITIONS

1.	Approval

This contract is of no effect unless and until approved by the State of California, Department of General Services, or under its authority by the Department of Corrections.

2.	Conflict of Interest

An organization will not be awarded a contract if financial interests are held by a current officer or employee of the State. Additionally, a contract will not be awarded to an officer or employee of the State as an independent contractor to provide goods and services. Likewise, the contracting agency officials and employees shall also avoid actions resulting in or creating an appearance of:

	A.	Using an official position for private gain;

	B.	Giving preferential treatment to any particular person;

	C.	Losing independence or impartiality;

	D.	Making a decision outside official channels; and

	E.	Affecting adversely the confidence of the public or local officials in the integrity of the program.

Former State employees will not be awarded a contract for two years from the date of separation if that employee had any part of the decision making process relevant to the contract, or for one year from the date of separation if that employee was in a policy-making position in the same general subject area as the proposed contract within the 12-month period prior to his/her separation from State service.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)


3 .	National Labor Relations Board Certification

Contractor by signing this contract does swear under penalty of perjury that no more than one final unappealable finding of contempt of court by a federal court has been issued against Contractor within the immediately preceding 2-year period because of Contractor's failure to comply with an order of a federal court which ordered the Contractor to comply with an order of the National Labor Relations Board (Public Contract Code Section 10296).

4.	Amendments

Any modification to this Agreement must be in writing, signed by both parties, and approved in accordance with the laws of the State of California. An amendment shall not be effective until approved by the Department of General Services.

5.	Governing Laws

This contract shall be governed by and executed in accordance with the laws of the State of California.

6.	Subrogation Waived

To the extent authorized by any fire and extended coverage insurance policy issued to Contractor for the Premises, Contractor hereby waives the subrogation rights of the insurer and releases the State from liability for any loss or damage covered by insurance.

7.	Statement of Compliance

Contractor by signing this contract does swear under penalty of perjury under the laws of the State of California that the Contractor has, unless exempted, complied with the nondiscrimination program requirements of Government Code
Section 12990 (a-f) and Title 2, California Code of Regulations, Section 8103

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)


8.	Hold Harmless

This provision supersedes Paragraph I on the back of the Standard Agreement (Std. 2).

The Contractor agrees to indemnify, defend and hold harmless the State, its officers, agents and employees from any and all claims and losses occurring or resulting to any other persons, firm or corporation furnishing or supplying work, services, materials or supplies in connection with the performance to this contract, and from any and all claims and losses occurring or resulting to any person, firm or corporation who may be injured or damaged by the Contractor in the performance of this contract, unless such liability arises out of the sole negligence, recklessness, intentional or willful acts or misconduct of the State, its officials, employees, or agents.

9.	Liability and Claims for Damages

This contract is made upon the express condition that the State is to be free from liability and claims for damages by reason of any injury to any person or persons or property of any kind whatsoever while in, upon, or in any way connected with the Premises during the term of this contract and occupancy hereunder, unless such liability arises out of the sole negligence, recklessness, intentional or willful acts or misconduct of the State, its officials, employees, or agents. Contractor agrees to defend, indemnify, and save harmless the State from all liability, loss, cost or obligation on account of or arising out of any such injury or loss.

10.	Licenses and Permits

The Contractor must be an individual or firm licensed to do business in California and shall obtain at his/her expense all license(s) and permit(s) required by law for accomplishing any work required in connection with this contract. Contractor must submit a valid business license with the signed contract.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

In the event any license(s) and/or permit(s) expire at any time during the term of this contract, Contractor agrees to provide CDC a copy of the renewed license(s) and/or permit(s) within 30 days following the expiration date. In the event Contractor fails to keep in effect at all times all required license(s) and permit(s), the State may, in addition to any other remedies it may have, terminate this contract upon occurrence of such event.

11.	Insurance

Contractor shall provide to the State a Certificate of Insurance (COI) for commercial general liability.

The COI must state that there is commercial general liability insurance presently in effect for the Contractor of not less than $1,000,000 per occurrence for bodily injury and property damage liability combined and Fire Legal Liability of at least $500,000.

The certificate of insurance must include the following provisions stating that:

a.	The insurer will not cancel the insured's coverage without 30 days prior written notice to the State; and

b.	The State of California, its officers, agents, and employees are included as additional insureds, but only insofar as the operations under this contract are concerned.

Contractor agrees that the insurance herein provided for shall be in effect at all times during the term of this contract. In the event said insurance coverage expires at any time or times during the time of this contract, Contractor agrees to provide at least 30 days prior to said expiration date, a new certificate of insurance evidencing insurance coverage as provided for herein for not less than the remainder of the term of the contract, or for a period of not less than one year. New certificates of insurance are subject to the approval of the Department of General Services and Contractor agrees that no work or services shall be performed prior to such approval. In the event the Contractor fails to keep in effect at all times insurance coverage as herein provided, State may, in addition to any other remedies terminate this contract.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

12.	Workers' Compensation

CDC will provide workers' compensation coverage for inmates employed in the JVP. Inmate-employees shall be covered under existing State of California Labor Code provisions in accordance with the CDC's Inmate Workers Compensation Program. In return, the Contractor agrees to pay a fee equal to 75 percent of the published rate for the classification of similar private employers as outlined in the California Workers Compensation Insurance Manual. The published rate for class code #4410 is $9.19. Therefore, the Contractor shall be responsible to pay $6.89. Fees shall be paid directly to CDC on a quarterly basis in arrears for coverage under these terms.

This workers' compensation coverage extends only to CDC's inmates employed by Contractor. The State is to be free from liability for injuries to inmates that arise out of or are in any way connected with negligence, recklessness, or intentional or willful acts or misconduct of the Contractor, its officials, employees, agents, or servants.

By signing this contract, the Contractor hereby warrants that it carries Workers' Compensation Insurance for all of its employees who will be engaged in the performance of this contract.

Notwithstanding paragraph 4 of Attachment B of this contract, the CDC may revoke or revise this section in whole or in part upon 90 days written notice to the Contractor.

13.	Nondiscrimination Clause (Std. 17A)

During the performance of this contract, Contractor and its subcontractors shall not unlawfully discriminate, harass or allow harassment, against any employee or applicant for employment because of sex, race, color, ancestry, religious creed, national origin, physical disability (including HIV and AIDS), mental disability, medical condition (cancer), age (over 40), marital status, and denial of family care leave. Contractors and subcontractors shall insure that the evaluation and treatment of their employees and applicants for employment are free of such discrimination and harassment. Contractors and subcontractors shall comply with the provisions of the Fair Employment and Housing Act (Government Code, Section 12900, et seq.) and the applicable

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)


regulations promulgated thereunder (California Code of Regulations, Title 2,
Section 7285.0, et. seq.). The applicable regulations of the Fair Employment and Housing Commission implementing Government Code Section 12990 (a-f), set forth in Chapter 5 of Division 4 of Title 2 of the California Code of Regulations are incorporated into this contract by reference and made a part hereof as if set forth in full, Contractor and its subcontractors shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement.

This Contract shall include the nondiscrimination and compliance provisions of this clause in all subcontracts to perform work under the contact.

14.	Right of Entry

During the term of this contract, there shall be and is hereby expressly reserved to State and to any of its agencies, contractors, agents, employees, representatives or licensees, the rights at any and all times to temporarily enter upon the Premises for survey or other lawful State purposes. The state requires a three-day notice, whenever possible, to secure gate clearances for Contractor's vendors.

One set of keys to the work area will be five to the Warden or his designee. The keys will only be used with the approval of the Warden or his designee.

15.	Right to Terminate

Each party reserves the right to terminate this contract subject to 30 days written notice of termination.

If a new institution is constructed during this contract, requiring the use of the Premises, this Standard Agreement will terminate by giving the Contractor written notice 90 days prior to termination.

However, the contract can be immediately terminated for cause by the State. The term (for cause) shall mean that the Contractor fails to meet the terms, conditions and/or responsibilities of the contract. In this instance, the contract termination shall be effective as of the date indicated on the State's notification to the Contractor.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

If the contract is terminated for cause, CDC reserves the right to conduct a responsibility hearing to determine if the Contractor is a responsible Contractor before an award on future contracts can be made.

This contract may be suspended or canceled, without notice at the option of the Contractor, if the Contractor or State's premises or equipment are destroyed by fire or other catastrophe, or so substantially damaged that it is impractical to continue service, or in the event the Contractor is unable to render service as a result of any action by any governmental authority, which includes lock downs.

16.	Inmate Appeal

Contractor agrees to carry out the principles of CDC's approved Inmate Appeal Procedures (See Exhibit 2) as required by law pursuant to Title 15, California Code of Regulations, Section 3084.1(a), wherein an AO may appeal the substance or application of any written or unwritten policy of CDC or of the Contractor to which the AO is assigned, or appeal any behavior or action directed toward the AO by the staff of either the State, Contractor or another AO.

17.	Loss of Property

All personal property, inventory, equipment, improvements and/or fixtures or other property of any kind or description whatsoever, installed or brought into the area by the Contractor or the Contractor's employees or agents, shall be at the Contractor's or the Contractor's employees' or agents' sole risk and neither the State nor any employees nor agents thereof shall be liable for any damage done to or loss of such personal property or for damage or loss suffered by an individual, the business or occupation of the Contractor arising from any acts or occurrence whatsoever including, but not limited to, fire, malicious mischief, theft, and water damage, except where the damage or loss due to the sole negligence of the State or an employee or agent thereof. If the State is held liable, loss or damage shall be limited to the replacement costs, or the repair cost of damaged or destroyed property, whichever is less. Consequential or punitive damages shall not be recoverable.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

18.	Resolution of Disputes

The parties hereto mutually agree that the resolution of any claims or disputes arising under this contract shall be resolved pursuant to the provisions of the Department of Corrections' Operations Manual (DOM) Section 22040.16 (Exhibit 3).

19.	Drug-Free Workplace Certification

By signing this contract, the Contractor hereby certifies under penalty of perjury under the laws of the State of California that the Contractor will comply with the requirements of the Drug-Free Workplace Act of 1990 (Government Code Section 8350, et seq.) and will provide a drug-free workplace by taking the following actions:

a.	Publish a statement notifying employees that unlawful manufacture, distribution, dispensation, possession, or use of a controlled substance is prohibited and specifying actions to be taken against employees for violations.

B.	Establish a Drug-Free Awareness Program to inform employees about:

		1.	The dangers of drug abuse in the workplace;

	2.	The person's or organization's policy of maintaining a drug-free workplace;

	3.	Any available counseling, rehabilitation and employee assistance programs; and

	4.	Penalties that may be imposed upon employees for drug abuse
violations.

B.	Every employee who works on the proposed contract will:

	1.	Receive a copy of the company's drug-free policy statement; and

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

	2.	Agree to abide by the terms of the company's statement as a
condition of employment on the contract.

	3.	Failure to comply with these requirements may result in suspension of payments under the contract or termination of the contract or both and the Contractor may be ineligible for award of any future State contracts if the Department determines that any of the following has occurred: (1) the Contractor has made false certification, or (2) violates the certification by failing to carry out the requirements as noted above.

20.	Background Checks

	The State reserves the right to conduct a background check on the Contractor and/or the Contractor's personnel as the State deems necessary prior to award or during the term of the contract. The State further reserves the right to take all appropriate measures to preserve institutional security including but not limited to exclusion of personnel or termination of the contract.

21.	Fingerprinting

	The Contractor and any employees of the Contractor may be subject to fingerprinting and clearance by the State through the Department of Justice, Bureau of Criminal Identification and information.

22.	Digest of Laws

	For information and guidance of persons visiting or working with or around prison inmates of the Department of Corrections, the following is a digest of laws and rules related to association with inmates.

	a.	A warning sign is posted at the entrance to all public and business roadways onto the grounds of institutions, camps and other department facilities where inmates or parolees are housed indicating that by entering these grounds you consent to the search of your person, property, or vehicle.

		Reference:	California Code of Regulations (CCR) Title 15
Division (Div.) 3 Sections 3173 and 3288.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)


	b.	It is a crime to enter institution property for unauthorized
		purposes. It is also a crime to refuse to leave when requested to do
		so by an official.

		Reference:     Penal Code (PC) Section 602; CCR Title 15 Div. 3
		Section 3 289.


	c.	Abetting or assisting inmates to escape is a crime. It is also a
		crime to bring firearms, deadly weapons, explosives, or tear gas on
		facility grounds.   It is a crime to give inmates firearms, weapons,
		explosives, alcoholic beverages, narcotics, including cocaine or
		marijuana, or any other drug.

		Reference:     PC Sections 2772, 2790, 4533, 4535, 4550, 4573,
		4573.5, 4573.6, and 4574.

	d.	It is a crime to give or take letters from inmates without the
		authorization of the Warden.

		Reference:     PC Section 4570; CCR Title 15 Div. 3 Section 3 401.

	e.	Giving gifts or presents to inmates is not permitted.

		Reference:     PC Section 2541; CCR Title 15 Div. 3 Sections 3010
		and 3 399.

	f.	Receiving gifts from inmates is not permitted.

		Reference:     PC Sections 2540 and 2541; CCR Title 15 Div. 3
		Sections 3010, 3399 and 3424.

	g.	It is a crime to falsify one's identity to gain admission to a
		facility. It is a crime for a person previously convicted of a felony in this state to enter the grounds of a facility without permission of the official in charge.

		Reference:     PC Sections 4570.5 and 4571; CCR Title 15 Div. 3
		Section 3 173.

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
STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

	h.	Refusal of visitors to submit to search and inspection of their
		person and property, and/or vehicles brought onto institution grounds may be cause for denial of visit.

		Reference: PC Sections 2601, 5054, and 5058; CCR Title 15 Div. 3 Sections 3173 and 3177.

	i.	Persons normally permitted to enter a departmental facility or institution may be barred for cause by the Director, Warden, Superintendent, or Regional Administrator.

		Reference: PC Sections 5054 and 5058; CCR Title 15 Div. 3
SectionN3176.

	j.	Persons who are not departmental employees but are assigned to or engaged in work in any departmental facility shall observe all rules, regulations, and laws governing the conduct of employees. Failure to comply may lead to expulsion.

		Reference: PC Sections 5054 and 5058; CCR Title 15 Div. 3 Sections 3285 and 3415.

	k.	In the event of an emergency situation that affects a significant portion of the inmate population at an institution, the visiting program and other program activities may be suspended during the period of emergency.

		Reference:   PC Section 2 60 1; CCR Title 1 5 Div. 3 Section 3 3 8
3.

	l.	Employees shall not permit the taking of hostages by inmates or others in an attempt to escape, or otherwise interfere with orderly institution operations. Hostages will not be recognized for bargaining purposes. All inmates, visitors, and staff will be informed of this regulation.

		Reference:   PC Sections 5054 and 5058; CCR Title 15 Div. 3 Section
3 3 04.

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
STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

	m.	It is a crime for a person to make verbal or written statements concerning a discharged inmate to procure or deprive the inmate of employment or for the purpose of extortion.

	Reference:     PC Section 2947.

23.	Corporate Status Verification

	Contractor, if a corporation, does certify under penalty of perjury that tile corporation is currently in good standing with the Office of the Secretary of State and is qualified to do business in the State of California. The Contractor will maintain both requirements throughout the contract period and failure to do so constitutes a breach.

24.	Disclosure and No Liability

	Neither the State nor any State employee will be liable to the Contractor or its staff for injuries inflicted by inmates of the State. The State will agree to disclose to the Contractor non-confidential statements known to State staff made by any inmate which indicate violence may result in any specific situation, and the same responsibility will be shared by the Contractor in disclosing such statements to the State staff.

25.	Independent Contractor

	All services provided by the Contractor under this contract shall be performed as an independent contractor. The Contractor shall be responsible for withholding all applicable employee taxes.

26.	Tuberculosis Testing

	Prior to performance of contracted duties, Contractor and their employees who are assigned to work with inmates on a regular basis shall be required to be examined or tested or medically evaluated for tuberculosis (TB) in an infectious or contagious stage, and at least once a year thereafter or more often as directed by CDC. Regular basis is defined as having contact with inmates in confined quarters more than once a week.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

	Contractors and their employees shall be required to furnish to the institution, at no cost to CDC, a CDC 7336 Employee Initial/Annual Tuberculosis (TB) Skin Test and CDC 7354 Infectious Free Certification prior to assuming their contracted duties and annually thereafter, showing that the Contractor and their employees have been found free of TB in an infectious stage. If an employee does not complete the test or is not found free from TB in an infectious stage, Contractor will immediately notify the Warden and that employee may be excluded from the institution. The CDC 7336 and CDC 7354 will be provided by the institution upon Contractor's request.

27.	Audits

	The State or any of its duty authorized representatives will perform periodic financial and operational reviews to determine compliance with contract provisions and shall have access and right to examine, audit, excerpt, or transcribe any books, documents, papers and records of the Contractor which in the opinion of the State are related or pertinent to this contract.

	The contracting parties shall be subject to the examination and audit of the State Auditor for a period of three years after completion of the contract (Government Code Section 8546.7). The examination and audit shall be confined to those matters connected within the performance of the contract, including, but not limited to, the costs of administering the contract.

28.	Minimum Wage

	Contractor agrees to pay its employee's wages not less than current California minimum wage.

29.	Contract Violations

	The Contractor acknowledges that any violation of Chapter 2, or any other chaptered provision of the Public Contract Code (PCC) is subject to the remedies and penalties contained in PCC Sections 10420 through 10425.

STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)

30.	Disability Placement

By signing this contract, Contractor represents and warrants the State that it complies and will maintain compliance with the Americans with Disabilities Act
(ADA) of 1990, (42 U.S.C. 12101 et seq.), which prohibits discrimination on the basis of disability, as well as applicable regulations and guidelines issued pursuant to the ADA.

31.	Confidentiality of Data

All financial, statistical, personal, technical and other data and information relating to State's operation, which are designated confidential by the State and made available to carry out this contract, or which become available to the Contractor in order to carry out this contract, shall be protected by the Contractor from unauthorized use and disclosure.
If the methods and Procedures employed by the Contractor for the protection of the Contractor's data and information are deemed by the State to be adequate for the protection of the State's confidential information, such method and procedures may be used with the written consent of the State. The Contractor shall not be required under the provisions of this paragraph to keep confidential any data already rightfully in the Contractor's possession that is independently developed by the Contractor outside the scope of the contract or is rightfully obtained from third parties.

No reports, information, inventions, improvements, discoveries, or data obtained, repaired, assembled, or developed by the Contractor pursuant to this contract shall be released, published, or made available to any person (except to the State) without prior written approval from the State.

Contractor by acceptance of this contract is subject to all of the requirements of California Civil Code Sections 1798, et seq., regarding the collections, maintenance, and disclosure of personal and confidential information about individuals.

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
STATE OF CALIFORNIA AND	Attachment A
Quantum Environmental Solutions	Contract Number RJD 99-701
and Technology, Inc. (QCal, Inc.)


32.	Reportable Payment Identification and Classification Requirements

Contractor shall comply with State and Federal Reportable Payment
Identification and Classification Requirements by fully completing the "Vendor Data Record".

33.	Notification of Personnel Changes

Contractor must notify the State, in writing, of any changes of those personnel allowed access to State premises for the purpose of providing services outlined here.

34.	Year 2000 Compliance

The Contractor warrants and represents that the goods or services sold, leased, or licensed to the State of California, its agencies, or its political subdivisions, pursuant to this contract are "Year 2000 compliant." For purposes of this contract a good or service is Year 2000 compliant if it will continue to fully function before, at, and after the Year 2000 without interruption and, if applicable, with full ability to calculate, manipulate, and otherwise utilize date information. This warranty and representation supersedes all warranty disclaimers and limitations and all limitations on liability provided by or through the Contractor.

35.	Bloodborne Pathogens

Provider shall adhere to CAL-OSHA's regulations and guidelines pertaining to bloodborne pathogens.

36.	Child Support Compliance Act

The contractor acknowledges in accordance with Public Contract Code Section 7110, that: (a) the contractor recognizes the importance of child and family support obligations and shall fully comply with all applicable state and federal laws relating to child and family support enforcement, including, but not limited to disclosure of information and compliance with earnings assignment orders, as provided in Chapter 8 (commencing with Section 5200 of Part 5 of Division 9 of the Family Code); and (b) the contractor, to the best of its knowledge is fully complying with the earnings assignment orders of all employees and is providing the names of all new employees to the New Hire Registry maintained by the California Employment Development Department.

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